Exhibit 23.2

[PRICEWATERHOUSECOOPERS LLP LETTERHEAD APPEARS HERE]

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 (1993 Director Stock Option Plan) of our report dated October 27, 2000 (except for Footnote 17, for which the date is December 7, 2000), relating to the financial statements and financial statement schedule of MapInfo Corporation, which appears in MapInfo Corporation's Annual Report on Form 10-K for the year ended September 30, 2000.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

March 5, 2001